UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 26, 2015

SEMGROUP CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-34736	20-3533152
(Commission File Number)	(IRS Employer Identification No.)

Two Warren Place
6120 S. Yale Avenue, Suite 700
Tulsa, OK 74136-4216
(Address of Principal Executive Offices) (Zip Code)
(918) 524-8100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Ninth Amendment to SemGroup Credit Agreement
As previously disclosed, on June 17, 2011, SemGroup Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with certain subsidiaries of the Company, as guarantors (the “Guarantors”), the lenders party thereto (the “Lenders”), and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the Lenders (the “Agent”). On March 26, 2015, the Ninth Amendment to the Credit Agreement (the “Ninth Amendment”), by and among the Company, the Guarantors, certain Lenders and the Agent became effective.
The Ninth Amendment, among other things, amends the Credit Agreement to permit the Company, subject to satisfaction of certain conditions, to invest an aggregate of $500 million to construct, own and operate three new pipelines in the U.S. Gulf Coast region of Louisiana (the “Maurepas Pipeline Project”).

In connection with the Maurepas Pipeline Project, the Ninth Amendment further amends the Credit Agreement as follows:

•
the definitions of “Material Project” and “Material Project EBITDA Adjustment” are amended to permit pre-operation EBITDA of the Maurepas Pipeline Project to be included, subject to certain limitations, in the calculations of EBITDA (as determined in the Credit Agreement);

•
the definition of Unrestricted Subsidiary is amended to provide that Maurepas Holdings, LLC (“Maurepas Holdings”), a newly formed subsidiary of the Company, and its subsidiaries are unrestricted subsidiaries under the Credit Agreement;

•
the mandatory prepayment provisions have been amended to include a mandatory prepayment in the event of certain sales or transfers of assets or equity interests associated with the Maurepas Pipeline Project;

•	the reporting obligations have been amended to include certain reporting obligations in respect of the Maurepas Pipeline Project; and

•
certain restrictive covenants have been amended, including limitations on the incurrence of indebtedness, incurrence of liens, sale and leaseback transactions, investments, business activities, and entry into affiliate transactions, to apply to Maurepas Holdings and its subsidiaries.

In addition, the Ninth Amendment, among other things, amends the definition of “Available Cash” to permit amounts available to be drawn as working capital borrowings under the Credit Agreement to be included in the determination of Available Cash. In connection with such amendment, the Ninth Amendment amends the restricted payments covenant in the Credit Agreement to permit the distribution of Available Cash, subject to satisfaction of certain conditions, and to remove the ability to distribute amounts building from consolidated net income under the definition of “Available Amount”.

The foregoing description of the Ninth Amendment is not complete and is subject to and qualified in its entirety by reference to the full text of the Ninth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The Ninth Amendment is filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties to the agreement or any of their respective subsidiaries or affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the Ninth Amendment in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
10.1
Ninth Amendment to the Credit Agreement, dated as of March 26, 2015, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP CORPORATION

Date: April 1, 2015
By: /s/ Robert N. Fitzgerald
Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit No.	Description
10.1
Ninth Amendment to the Credit Agreement, dated as of March 26, 2015, by and among SemGroup Corporation, as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent.